UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2006

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 28, 2006, the Board of Directors of Sterling Financial Corporation (the "Corporation") adopted a new Code of Ethics that is applicable to its Directors, officers and employees of the Corporation and its subsidiaries. This Code replaces the Corporation's previous Code of Ethics and is broader and more comprehensive and includes a more clarified procedure for reporting violations of the Code as well as enforcement actions that may be taken for violations. The foregoing description is qualified in its entirety by reference to the Code of Ethics which is attached to this Form 8-K as Exhibit 14.1.

Item 7.01 Regulation FD Disclosure.

The following information is furnished under Item 7.01, "Regulation FD Disclosure". This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 28, 2006, the Board of Directors of Sterling Financial Corporation declared the payment of a regular quarterly cash dividend of $0.14 per share payable on April 3, 2006 to shareholders of record as of March 15, 2006. The Corporation's press release announcing this action is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

14.1 Sterling Financial Corporation's Code of Ethics

99.1 Sterling Financial Corporation press release, dated February 28, 2006, announcing the declaration of a quarterly cash dividend

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

February 28, 2006	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

14.1	Sterling Financial Corporation's Code of Ethics
99.1	Sterling Financial Corporation press release dated February 28, 2006